SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009 (June 17, 2009)

BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices)

(615) 844-1280
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 17, 2009, BioMimetic Therapeutics, Inc. (the “Company”) issued a press release that announced it has submitted to the U.S. Food and Drug Administration both the pre-clinical pharmacology/toxicology module and the quality/manufacturing module of its Premarket Approval (PMA) application for marketing of Augment™ Bone Graft in the United States.    Additionally, the Company announced that it achieved ISO 9001:2008 certification and ISO 13485:2003 recertification.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 18, 2009, the Company issued a press release that announced the results of its 2009 Annual Meeting of Stockholders that took place on June 18, 2009 at the Company’s headquarters.  At that meeting, the Company’s shareholders voted in favor or all proposals identified in the Company’s 2009 Proxy Statement, and as a result the following actions were taken: (1) Thorkil K. Christensen was elected and Chris Ehrlich and Charles W. Federico were re-elected to the board of directors for three year terms expiring at the 2012 Annual Meeting of Stockholders; (2)  the participation of Novo A/S as a standby purchaser in the Company’s rights offering was approved; and (3) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 was ratified.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

99.1 Press Release dated June 17, 2009.

99.2 Press Release dated June 18, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ Earl Douglas
Name:	Earl Douglas
Title:	General Counsel

Date:  June 19, 2009